UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2025 (June 12, 2025)

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd, Suite 150-138

Houston, TX 77042

(Address of principal executive offices, including zip code)

(346) 630-4724

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless otherwise stated herein or unless the context otherwise requires, the terms “we,” “us,” “our,” “XCF,” “New XCF,” and the “Company” refer to XCF Global, Inc. (formerly known as Focus Impact BH3 NewCo, Inc.), a Delaware corporation, after giving effect to the Business Combination (as defined below) and following the Closing Date (as defined below). In addition, unless otherwise stated herein or unless the context otherwise requires (i) references to “NewCo” refer to Focus Impact BH3 NewCo, Inc. prior to the Closing Date, (ii) references to “Legacy XCF” refer to XCF Global Capital, Inc., a Nevada corporation, prior to the Closing Date and (iii) references to “Focus Impact” refer to Focus Impact BH3 Acquisition Company, a Delaware corporation.

Terms used in this Amendment No. 1 to Current Report on Form 8-K but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meanings given to such terms in the Proxy Statement/Prospectus filed with the Securities and Exchange Commission (“SEC”) by Focus Impact, NewCo and Legacy XCF on February 6, 2025 (the “Proxy Statement/Prospectus”), and such definitions are incorporated herein by reference.

This Amendment No. 1 to Current Report on Form 8-K also incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Amendment No. 1 to Current Report on Form 8-K and the information contained in such prior reports and documents that has been incorporated by reference herein, the information in this Amendment No. 1 to Current Report on Form 8-K controls.

Overview

This Amendment No. 1 to Current Report on Form 8-K of XCF Global, Inc. amends the Current Report on Form 8-K originally filed by the Company on June 12, 2025 (the “Original Current Report”) relating to the completion of the Business Combination and is being filed for the purpose of supplementing the historical financial statements and pro forma combined financial information provided under Items 9.01(a) and 9.01(b) in the Original Current Report to include:

●	the audited consolidated financial statements of XCF Global Capital, Inc., a Nevada corporation as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2024;

●	the audited consolidated financial statements of New Rise Renewables. LLC and Subsidiary, a Nevada limited liability company, as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2024;

●	the unaudited condensed consolidated financial statements of XCF Global, Inc. as of June 30, 2025 and for the three and six-month period ended June 30, 2025 and 2024 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations of XCF Global, Inc. for the three and six-month period ended June 30, 2025; and

●	the unaudited pro forma condensed combined financial information of XCF Global, Inc. as of June 30, 2025, for the six month period ended June 30, 2025 and for the year ended December 31, 2024.

This Amendment No. 1 to the Current Report on Form 8-K further amends the Original Current Report to reflect business updates and developments at the Company subsequent to the filing date of the Original Current Report.

Business Combination

On March 11, 2024, Focus Impact, NewCo, Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub

1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and Legacy XCF entered into a business combination agreement (as amended, the “Business Combination Agreement”), pursuant to which Focus Impact agreed to combine with Legacy XCF in a series of transactions that would result in NewCo becoming a publicly traded company (collectively, the “Business Combination”), and in connection with the closing of the Business Combination, NewCo would change its name to “XCF Global, Inc.”

On June 6, 2025 (the “Closing Date”), the parties to the Business Combination Agreement completed the Business Combination.

The terms of the Business Combination Agreement provided that the Business Combination would be completed on the Closing Date in two steps, with (i) Focus Impact merging with and into Merger Sub 1 (the “NewCo Merger”), with Merger Sub 1 surviving the NewCo Merger as a direct wholly owned subsidiary of NewCo and (ii) immediately following the NewCo Merger, Merger Sub 2 merging with and into Legacy XCF (the “Company Merger”), with Legacy XCF surviving the Company Merger as a direct wholly owned subsidiary of NewCo. In connection with the closing of the Business Combination, NewCo changed its name to “XCF Global, Inc.”

Pursuant to the terms of the Business Combination Agreement:

●	in connection with the completion of the NewCo Merger (i) each share of Focus Impact Class A common stock, par value $0.0001 per share outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one share of New XCF Class A common stock, par value $0.0001 per share (“New XCF Common Stock”) (rounded down to the nearest whole share), (ii) each share of Focus Impact Class B common stock, par value $0.0001 per share outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one share of New XCF Common Stock and (iii) each warrant of Focus Impact outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one New XCF Warrant, with New XCF assuming Focus Impact’s rights and obligations under the existing warrant agreement; and

●	in connection with the completion of the Company Merger, each share of common stock of Legacy XCF outstanding immediately prior to the effectiveness of the Company Merger was converted into the right to receive shares of New XCF Common Stock (rounded down to the nearest whole share) determined in accordance with the Business Combination Agreement based on a pre-money equity value of Legacy XCF of $1,750,000,000, subject to adjustments for net debt and transaction expenses, and a price of $10.00 per share of New XCF Common Stock.

At the closing of the Business Combination, New XCF issued an aggregate of 142,120,364 shares of New XCF Common Stock to equityholders of Legacy XCF in exchange for their equity interests in Legacy XCF. Subsequent to the Closing, XCF Global, Inc. issued an additional 10,268 shares to account for final closing balances bringing to the total issued aggregate shares in connection with the closing of the Business Combination to be 142,130,632 shares of New XCF Common Stock. In addition, pursuant to certain non-redemption agreements between Focus Impact and certain Focus Impact stockholders (the “Non-Redeeming Stockholders”), the Non-Redeeming Stockholders received 622,109 shares of New XCF Common Stock at the closing of the Business Combination. An aggregate of 1,200,000 shares of New XCF Common Stock were also issued at the closing of the Business Combination to Polar Multi-Strategy Master Fund, pursuant to the terms of a subscription agreement, dated as of November 3, 2023 between Focus Impact and Polar Multi-Strategy Master Fund.

Immediately after the closing of the Business Combination and after giving effect to the NewCo Merger and Company Merger, New XCF had approximately 149.3 million shares of New XCF Common Stock outstanding. On a fully diluted basis, calculated using the treasury stock method and assuming the net exercise of all warrants that are in-the-money based on the closing price of Focus Impact on June 6, 2025, the fully diluted share count is approximately 157.8 million shares. The fully diluted share count does not include any out-of-the-money warrants. This share count is provided solely for the purpose of estimating market capitalization and may differ from accounting treatment under GAAP or from other financial metrics used in our public filings.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 1.01 by reference.

Registration Rights Agreements

On the Closing Date, New XCF, Focus Impact BHAC Sponsor, LLC (the “Sponsor”) and certain legacy equity holders of XCF (the “Core Company Equityholders”) entered into a Registration Agreement (the “Core Company Equityholders Agreement”), pursuant to which, among other things, the parties thereto were granted customary registration rights with respect to shares of New XCF Common Stock held by the parties to the agreement, including shares of New XCF Common Stock issuable upon the exercise of certain outstanding warrants assumed by New XCF in the Business Combination. Pursuant to the Core Company Equityholders Agreement, New XCF has agreed to file (at its sole cost and expense) a shelf registration statement with the SEC registering the resale of certain shares of New XCF Common Stock and shares underlying the assumed warrants from time to time, and New XCF shall use commercially reasonable efforts to have such resale registration statement declared effective and maintain its effectiveness in accordance with the terms of the Core Company

Equityholders Agreement. The parties to the Core Company Equityholders Agreement are also entitled to customary piggyback rights and may demand underwritten offerings, including block trades, of their registrable securities by New XCF from time to time. On the Closing Date, New XCF and certain other legacy equity holders of Legacy XCF and certain legacy equity holders of Focus Impact entered into a Registration Rights Agreement (the “Resale Shelf Registration Rights Agreement”), pursuant to which, among other things, the parties thereto were granted customary registration rights with respect to shares of New XCF Common Stock receive or entitled to be received in connection with the Business Combination. Pursuant to the Resale Registration Rights Agreement, New XCF has agreed to file (at its sole cost and expense) a shelf registration statement with the SEC (which can be the same registration statement filed in connection with the Core Company Equityholders Agreement) registering the resale of certain shares of New XCF Common Stock, including shares of New XCF Common Stock issuable upon the exercise of certain outstanding warrants assumed by New XCF in the Business Combination, and New XCF shall use commercially reasonable efforts to have such resale registration statement declared effective and maintain its effectiveness in accordance with the terms of the Resale Shelf Registration Rights Agreement.

The foregoing descriptions of the Core Company Equityholders Agreement and the Resale Shelf Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, the forms of which were filed as Exhibits 10.51 and 10.52, respectively to New XCF’s Current Report on Form 8-K dated June 12, 2025, and are incorporated into this Item 1.01 by reference.

Agreement Regarding Board Nomination Rights

On the Closing Date, New XCF and the Sponsor entered into an Agreement Regarding Board Nomination Rights (the “Board Agreement”), which provided that for as long as the Sponsor maintains minimum ownership levels of New XCF Common Stock, the Sponsor will be entitled to designate up to two directors, and also obligates New XCF to take certain actions to assure that the Sponsor designees are nominated as directors. Under the terms of the Board Agreement, the Sponsor currently is able to designate one director and that right will increase to a right to designate a second director in the event New XCF’s board of directors (the “Board”) is expanded to nine directors from six and the designation would not otherwise create adverse issues under Nasdaq listing requirements regarding board independence. If the Sponsor’s ownership level drops below certain specified levels, it will either be limited to designating one director, subject to the other terms of the Board Agreement, or will lose its designation right entirely. In addition, under the terms of the Board Agreement, Carl Stanton, who has served as a Partner and Co-Founder of Focus Impact Partners, LLC will become a Board observer.

The foregoing description of the Board Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which was filed as Exhibit 10.53 to New XCF’s Current Report on Form 8-K dated June 12, 2025, and is incorporated into this Item 1.01 by reference.

Voting Agreements

On the Closing Date, New XCF and each of the Core Company Equityholders entered into separate agreements (the “Voting Agreements”) pursuant to which each of the Core Company Equityholders agreed to vote such Core Company Equityholder’s shares of New XCF Common Stock at any meeting of stockholders of New XCF, or take all actions by written consent in lieu of any such meeting as may be necessary, at which the designees of the Sponsor, Mihir Dange, New XCF’s Chief Executive Officer or Gregory Surette, New XCF’s Chief Strategy Officer are nominated as directors, in each case in favor of the election of such nominees.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which was filed as Exhibit 10.54 to New XCF’s Current Report on Form 8-K dated June 12, 2025, and is incorporated into this Item 1.01 by reference.

Indemnification Agreements

On the Closing Date, New XCF entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by New XCF, subject to the limitations and exclusions provided therein, of certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by a director or executive officer in any action or proceeding arising out of their services as one of New XCF’s directors or executive officers or any other company or enterprise to which the person is or was serving or providing services at New XCF’s request.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which was filed as Exhibit 10.55 to New XCF’s Current Report on Form 8-K dated June 12, 2025, and is incorporated into this Item 1.01 by reference.

Lock-Up Waivers

In connection with the execution by the parties of the Business Combination Agreement, certain equityholders of Legacy XCF entered into Support Agreements with Focus Impact and NewCo, which include lock-up provisions limiting the circumstances under which such equityholders were permitted to sell or otherwise transfer the shares of New XCF Common Stock received as consideration in the Business Combination. In addition, certain transferees of Legacy XCF securities receiving those securities from the initial signatories to the Support Agreements were required to become parties to the Support Agreements and be governed by the relevant lock-up provisions. On the Closing Date, Focus Impact, NewCo and Legacy XCF entered into an agreement providing for the waiver of all lock-up terms of the Support Agreements (the “Waiver Agreement”), as a result of which, no legacy holders of New Legacy XCF Common Stock are subject to contractual restrictions on the sale or other disposition of their converted shares of New XCF Common Stock.

The foregoing description of the Waiver Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which was filed as Exhibit 10.56 to New XCF’s Current Report on Form 8-K dated June 12, 2025, and is incorporated into this Item 1.01 by reference.

Employment Agreements with Officers

The information relating to the employment agreements with our officers in Item 5.02 of this Amendment No. 1 to Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Helena Note

On May 30, 2025, XCF, Legacy XCF, Randall Soule, in his individual capacity as a shareholder of XCF (“Soule”), and Helena Global Investment Opportunities I Ltd (“Helena”) entered into a promissory note (the “Helena Note”) for gross principal amount of $2,000,000. The Helena Note bears interest of $400,000, is unsecured, and is due at the earlier of (i) the date that is three months from Helena’s disbursement of the loan evidenced by the Helena Note, (ii) an event of default (as specified in the Helena Note), if such note is then declared due and payable in writing by the holder or if a bankruptcy event occurs (in which case no written notice from the holder is required) or (iii) in connection with future debt or equity issuances by XCF or its subsidiaries. In connection with the issuance of the Helena Note, Soule agreed to transfer 2,840,000 shares of Legacy XCF common stock held by him to Helena, representing the expected number of shares of XCF common stock that will be equal to 2,000,000 shares of XCF Class A Common Stock as of the closing of the business combination (the “Advanced Shares”). Upon Helena’s receipt of an aggregate of $2,400,000 in (i) payments from XCF and (ii) aggregate net proceeds from the sale of Advanced Shares, XCF’s payment obligations for principal and interest under the Helena Note will have been satisfied and Helena is obligated to return any remaining Advanced Shares to Soule. If Helena shall have sold all of the Advanced Shares and not yet received at least $2,400,000 in net proceeds from the sale thereof and in other payments from XCF, XCF shall remain responsible for payment of any shortfall, which shall be payable as otherwise required under the terms of the Helena Note. As disclosed above with respect to the Helena Note, in connection with the issuance of the Helena Note, Randall Soule agreed to transfer 2,840,000 shares of Legacy XCF common stock held by him to Helena.

Legacy XCF and Mr. Soule entered into a letter agreement dated as of May 30, 2025 (the “Share Issuance Agreement”), pursuant to which Legacy XCF agreed to issue Mr. Soule 2,840,000 shares of Legacy XCF common stock in consideration for Mr. Soule’s transfer of an equal number of shares to Helena.

As previously disclosed by New XCF in Item 1.01 of its Current Report on Form 8-K dated July 10, 2025, XCF and Helena entered into Amendment No. 1 to the Helena Note. Pursuant to Amendment No. 1, in exchange for a cash payment from Helena of $2,249,771, XCF and Soule waived Helena’s obligation to return certain shares of the Company’s Class A Common Stock pursuant to Section 11.2 of the original Helena Note. XCF and Soule agreed to amend the Share Issuance Agreement. Under the terms of the amendment, Soule has agreed to return to XCF for cancellation of certain shares that had been issued to him pursuant to the Shares Issuance Agreement.

The foregoing description of the Helena Note and the Share Issuance Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, forms of which were filed as Exhibits 10.1 and 10.2 to New XCF’s Current Report on Form 8-K dated July 10, 2025, and are incorporated into this Item 1.01 by reference.

EEME Energy Convertible Note Purchase Agreement

As previously disclosed by XCF in Item 1.01 its Current Report on Form 8-K dated July 29, 2025, XCF and EEME Energy SPV I LLC (“EEME Energy”) entered into a Convertible Note Purchase Agreement (the “Note Purchase Agreement”) on July 29, 2025, pursuant to which the Company agreed to issue and sell up to $7.5 million in aggregate principal amount of convertible promissory notes (the “Note” or “Notes”) in one or more closings. In connection with the execution of the Note Purchase Agreement, the Company also agreed to pay an arrangement fee and advisory fee to EEME Energy, which will be paid through the issuance of 750,000 shares of the Company’s Class A Common Stock as it relates to the arrangement fee and 200,000 of the Company’s Class A Common Stock as it relates to the advisory fee.

In connection with the Company’s issuance of the Notes, the Company will pay to EEME Energy upfront interest equal to 13.3% of the principal amount of the applicable Notes. In lieu of the Company having any obligation to make cash interest payments under such Notes, the Company and EEME Energy agreed to settle the interest payment through a share conversion pursuant to which the Company shall issue shares of the Company’s Class A Common Stock (the “Interest Payment Conversion Shares”) calculated by dividing (x) the amount of interest that would otherwise be due and payable on the applicable Notes at such Notes’ maturity date (calculated as 13.3% of the principal amount of the applicable Note) by (y) the applicable conversion price.

a.	On July 29, 2025, the Company and EEME Energy consummated the initial closing and issued a Note in the aggregate principal amount of $2.0 million to EEME Energy (the “Initial EEME Financing”). Also on July 29, 2025, EEME Energy elected to convert the entire outstanding principal of $2,000,000 and the interest payment conversion amount of $266,000 into Company’s Common stock. The conversion price was approximately $1.58 per share (10% discount to the 5-day variable weighted average price of $1.76), resulting in the issuance of 1,430,550 shares of Common stock to EEME Energy.

b.	On August 11, 2025, the Company and EEME Energy consummated a subsequent closing and issued a Note in the aggregate principal amount of $4.0 million to EEME Energy (the “Subsequent EEME Financing” and together with the Initial EEME Financing, the “EEME Financing”). Also on August 11, 2025, EEME Energy elected to convert the entire outstanding principal of $4,000,000 and the interest payment conversion amount of $532,000 into Company’s Common stock. The conversion price was approximately $1.20 per share (5% discount to the 5-day variable weighted average price of $1.26), resulting in the issuance of 3,785,670 shares of Common stock to EEME Energy.

EEME Energy SPV I, LLC is an entity affiliated with Majique Ladnier. Ms. Ladnier is the sole member of EEME Energy SPV I, LLC and is also the sole member of two existing Company shareholders, GL Part SPV I, LLC and GL Part SPV II, LLC (together, the “GL Entities”). On a pro forma basis, after giving effect to the total shares that will be issuable at the time of conversion, EEME Energy and the GL Entities collectively hold 31,335,275 shares of the Company’s Class A Common Stock, representing approximately 19.7% of the Company’s issued and outstanding shares of Class A Common Stock as of the date of this filing. As a result, Ms. Ladnier may be deemed to have beneficial ownership of such shares and may be able to exert significant influence over matters submitted to the Company’s stockholders.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which was filed as Exhibit 10.1 to New XCF’s Current Report on Form 8-K dated July 29, 2025, and is incorporated into this Item 1.01 by reference.

Phillips 66

As previously disclosed by XCF in Item 1.01 of its Current Report on Form 8-K dated October 1, 2025, New Rise Renewables Reno, LLC entered into Amendment No. 9 (the “Amendment”) to the Supply and Offtake Agreement, dated May 23, 2017 (as previously amended, the “Agreement”), with Phillips 66 Company (“Phillips 66”).

The Amendment modifies certain operational provisions of the Agreement, including clarifying that Phillips 66 retains title to feedstock while such feedstock is stored at the New Rise facility and that title transfers to New Rise only when the feedstock exits storage tanks and enters process units for conversion. The Amendment also specifies New Rise’s obligations to maintain flow-metering equipment, provide daily inventory reports to Phillips 66, and conduct monthly reconciliations of volumes, and grants Phillips 66 a continuing right, exercisable upon written notice, to require reloading of feedstock from storage tanks into railcars. New Rise must, at its expense, maintain equipment and procedures to perform the reverse-flow operation described in the Amendment and permit Phillips 66 reasonable access to inspect related equipment and operations.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which were filed by New XCF Item 1.01 of its Current Report on Form 8-K dated October 1, 2025, and is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. In addition, the material terms of the Business Combination are described in greater detail in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 – The Business Combination Proposal – The Business Combination Agreement” beginning on page 172 thereof, which is incorporated into this Item 2.01 by reference.

Focus Impact’s stockholders considered, adopted and approved, among other matters, the Business Combination at a special meeting of Focus Impact’s stockholders held on February 27, 2025. The Business Combination was subsequently consummated on June 6, 2025.

Following the closing of the Business Combination, Focus Impact’s Class A common stock, units and public warrants ceased trading on the OTC Pink Marketplace, and New XCF’s Common Stock began trading on The Nasdaq Stock Market (“Nasdaq”) on June 9, 2025, under the symbol “SAFX.” There is no public trading market for the public warrants that remain outstanding.

FORM 10 INFORMATION

Pursuant to Item 2.01(f) of Form 8-K, if the registrant was a shell company, as NewCo was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a registration statement on Form 10. As a result of the completion of the Business Combination, NewCo ceased to be a shell company. Therefore, New XCF is providing below the information that would be included in a Form 10 if New XCF were to file a Form 10. Please note that the information provided below relates to the combined company after the completion of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Amendment No. 1 to Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements, including, without limitation, statements regarding New XCF’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, estimates and forecasts of other financial and performance metrics, and projections of market opportunity and market share, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by New XCF and its management, are inherently uncertain and subject to material change. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in domestic and foreign business, market, financial, political, and legal conditions; (2) unexpected increases in XCF’s expenses, including manufacturing and operating expenses and interest expenses, as a result of potential inflationary pressures, changes in interest rates and other factors; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with regard to XCF’s offtake arrangements; (4) the outcome of any legal proceedings that may be instituted against the parties to the Business Combination or others; (5) XCF’s ability to regain compliance with Nasdaq’s continued listing standards and thereafter continue to meet Nasdaq’s continued listing standards; (6) XCF’s ability to integrate the operations of New Rise and implement its business plan on its anticipated timeline; (7) XCF’s ability to raise financing to fund its operations and business plan and the terms of any such financing; (8) the New Rise Reno production facility’s ability to produce the anticipated quantities of SAF without interruption or material changes to the SAF production process; (9) the New Rise Reno production facility’s ability to produce renewable diesel in commercial quantities without interruption during the ongoing SAF ramp-up process; (10) XCF’s ability to resolve current disputes between its New Rise subsidiary and its landlord with respect to the ground lease for the New Rise Reno facility; (11) XCF’s ability to resolve current disputes between its New Rise subsidiary and its primary lender with respect to loans outstanding that were used in the development of the New Rise Reno facility; (12) payment of fees, expenses and other costs related to the completion of the Business Combination and the New Rise acquisitions; (13) the risk of disruption to the current plans and operations of XCF Global as a result of the consummation of the Business Combination; (14) XCF’s ability to recognize the anticipated benefits of the Business Combination and the New Rise acquisitions, which may be affected by, among other things, competition, the ability of XCF Global to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (15) changes in applicable laws or regulations; (16) risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities; (17) the possibility that XCF Global may be adversely affected by other economic, business, and/or competitive factors; (18) the availability of tax credits and other federal, state or local government support; (19) risks relating to XCF’s and New Rise’s key intellectual property rights, including the possible infringement of their intellectual property rights by third parties; (20) the risk that XCF’s reporting and compliance obligations as a publicly traded company divert management resources from business operations; (21) the effects of increased costs associated with operating as a public company; and (22) various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in XCF’s filings with the Securities and Exchange Commission (“SEC”), including the final proxy statement/prospectus relating to the Business Combination filed with the SEC on February 6, 2025, this Amendment No. 1 to Current Report on Form 8-K and other filings New XCF makes with the SEC in the future. If any of the risks actually occur, either alone or in combination with other events or circumstances, or New XCF’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that New XCF does not presently know or that it currently believes are not material that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect New XCF’s expectations, plans or forecasts of future events and views as of the date of this Amendment No. 1 to Current Report on Form 8-K. These forward-looking statements should not be relied upon as representing New XCF’s assessments as of any date subsequent to the date of this Amendment No. 1 to Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements. While New XCF may elect to update these forward-looking statements at some point in the future, New XCF specifically disclaims any obligation to do so.

Business

Our business is described in Exhibit 99.3 to this Amendment No. 1 to Current Report on Form 8-K and is incorporated herein by reference.

As explained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of XCF Global, Inc. – Liquidity and Capital Resources” attached hereto as Exhibit 99.5, management does not believe current cash and cash equivalents are sufficient to fund operations for at least the next twelve months from the issuance date of the financial statements of XCF and New Rise, which management believes raises substantial doubt about our ability to continue as a going concern. For additional information also see “Risk Factors - Risks Related to Our Operations, Business and Industry” included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “XCF Global, Inc. 10-Q”) filed with the Securities and Exchange Commission (the “SEC”) under “Risk Factors” beginning on page 46 of the XCF Global, Inc. 10-Q – Although we currently expect to have sufficient funds available to consummate the Business Combination, we have not obtained sufficient funding to meet all of our obligations in connection with closing, nor have we obtained sufficient funding to execute our business plan, and which is incorporated herein by reference.

The mailing address of our principal executive offices is 2500 CityWest Blvd, Suite 150-138, Houston, TX 77042 and our telephone number at such address is (346) 630-4724.

Risk Factors

The risk factors related to New XCF, our business and operations and the Transactions are set forth in “Risk Factors” included in the XCF Global, Inc. 10-Q filed with the Securities and Exchange Commission (the “SEC”) under “Risk Factors” beginning on page 46 of the XCF Global, Inc. 10-Q.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Amendment No. 1 to Current Report on Form 8-K concerning the financial information of XCF Global, Inc. as of and for the six months’ ended June 30, 2025, XCF Global Capital, Inc. as of and for the years ended December 31, 2024 and 2023, and New Rise Renewables, LLC and Subsidiary as of December 31, 2024 and 2023, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure set forth in Item 9.01 of this Amendment No. 1 to Current Report on Form 8-K concerning the management’s discussion and analysis of financial condition and results of operations of XCF Global, Inc. as of and for the six months’ ended June 30, 2025, XCF Global Capital, Inc. as of and for the years ended December 31, 2024 and 2023, and New Rise Renewables, LLC and Subsidiary as of December 31, 2024 and 2023, which is incorporated herein by reference.

Properties

Our properties are described in the Proxy Statement/Prospectus in the section titled “Information about XCF Global Capital, Inc. – Properties” beginning on page 212 of the Proxy Statement/Prospectus and that information is incorporated into this Item 2.01 by reference. In addition, we have relocated New XCF’s principal executive offices to Houston, Texas. Those offices are located at 2500 CityWest Blvd, Suite 150-138, Houston, TX 77042.

The information regarding New Rise’s ground lease with Twain GL XXVIII, LLC included in Item 2.04 of Legacy XCF’s Current Report on Form 8-K filed on June 2, 2025 is incorporated into this Item 2.01 by reference.

Directors and Executive Officers

The following table sets forth the names, ages and positions of the executive officers and directors of New XCF.

Name	Age	Position(s)
Executive Officers:
Mihir Dange	46	Chief Executive Officer; Director; Board Chair
Simon Oxley	47	Chief Financial Officer
Gregory R. Surette	41	Chief Strategy Officer; Secretary
Gregory P. Savarese	41	Chief Marketing Officer
Pamela Abowd	45	Chief Accounting Officer
Jae Ryu	51	Head of Land Development

Non-Employee Directors:
Sanford Cockrell	66	Director
Si-Yeon Kim	54	Director
Carter McCain	61	Director
Wray Thorn	53	Director

Executive Officers

Mihir Dange

Mr. Mihir Dange served as Legacy XCF’s Chief Executive Officer since November 2023 and as a member of its board of directors in March 2024, and now serves as New XCF’s Chief Executive Officer and as Chair of the Board of Directors of New XCF. Mr. Dange has over 25 years of experience in commodities trading and public markets. Since 2016, he has also served as Co-CEO of Wapanda, Inc. (“Wapanda”). At Wapanda, Mr. Dange created and implemented the first NYC-approved E-Hail mobile application for taxicabs which provided consumers with upfront pricing. He also worked with the Tusk Organization on regulatory bill LS 16081 to improve taxi efficiencies around debt restructuring of medallion financial assets and bolster taxi stability as well as the initiation of legislation Int. 2432-2021 to create the first autonomous vehicle ownership structure within tax medallion assets in New York City. From 2006 to 2014, Mr. Dange served as co-founder and Head of Trading for Arbitrage Capital, LLC, trading futures and options for FX, equities, and commodities. Mr. Dange evaluated dynamic trading strategies, improved trading practices, conducted portfolio analysis, created performance reports, and maintained relationships with multiple brokers. Mr. Dange has been a frequent guest analyst on CNBC, Bloomberg, BNN, and other major media outlets. Mr. Dange holds a Bachelor of Science in Finance and Marketing from the Leonard Stern School of Business at New York University. Mr. Dange is the brother-in-law of Gregory R. Surette. We believe that Mr. Dange’s significant experience in commodities trading and public markets and his experience as a co-chief executive officer of a company makes him well qualified to serve as a member of our Board.

Simon Oxley

Mr. Simon Oxley served as Legacy XCF’s Chief Financial Officer since February 2024 and now serves as New XCF’s Chief Financial Officer. He served as the Chief Financial Officer of Tellurian, Inc., a Houston based liquified natural gas development company, from June 2023 until Woodside Energy’s $1.2 billion acquisition of Tellurian was completed in October 2024. From May 2016 to May 2023, Mr. Oxley served as Managing Director and Co-Head of Oil & Gas Investment Banking for Europe, the Middle East, and Africa (EMEA) at Barclays Investment Bank, where he led a number of LNG-related transactions due to his extensive knowledge of the LNG business. From September 2009 to May 2023, he held positions of increasing responsibility with Barclays Investment Bank, where he was involved with numerous energy client transactions across exploration and production, refining and petrochemical, retail stations and pipelines as well as gas and LNG. From 2001 to 2009, Mr. Oxley as an investment banker at Citigroup Global Markets Inc. Mr. Oxley holds a Bachelor of Engineering in Chemical Engineering from The University of Edinburgh and a Master of Science in Corporate and International Finance from Durham University Business School.

Gregory R. Surette

Mr. Gregory R. Surette served as Legacy XCF’s Chief Strategy Officer since February 2024 and now serves as New XCF’s Chief Strategy Officer and Corporate Secretary. Prior to becoming XCF’s Chief Strategy Officer in February 2024, he served as Interim Chief Strategy Officer since March 2024 and as Co-Head of Feedstock from November 2023 until March 2024. Mr. Surette brings over 18 years of extensive corporate finance and accounting expertise, with a specialized emphasis on energy and resources, as well as manufacturing and distribution. Mr. Surette has served as Chief Financial and Operating Officer of The Ricci Group Limited (“Ricci”) since 2019, managing Ricci’s coffee and hospitality investments in Mainland China. Mr. Surette was integral in creating Ricci’s global supply chain, focusing on coffee importation and distribution for the launch and expansion of four coffee brands. Starting his professional journey at Deloitte and Touche LLP in 2006, Mr. Surette served as an auditor for both public and private companies, with a significant focus on manufacturing and software enterprises. Transitioning to Deloitte’s London office from 2010 to 2013, Mr. Surette provided advisory services for international transactions, high-yield debt offerings, IPOs, and global note programs, working on transactions ranging from $100 million to $1.5 billion across various sectors, and gaining experience with regulatory frameworks and securities listings, SEC rules and listing rules of the United Kingdom Listing Authority, the Luxembourg Bourse and the Irish Stock Exchange. From 2013 to 2019, Mr. Surette continued his career with Deloitte & Touche LLP in its Mergers and Acquisitions Transaction Services Group in New York, leading diverse teams in multi-billion dollar investments for private equity clients, with a particular focus on the Energy and Resources industry. Mr. Surette holds a CPA designation and earned his Bachelor of Science in Accounting from Fairfield University’s Dolan School of Business. He has served on the Board of Directors of SinoTaste Technology (Shanghai) Co., Ltd. since 2024. Mr. Surette is the brother-in-law of Mihir Dange.

Gregory P. Savarese

Mr. Gregory P. Savarese served as Legacy XCF’s Chief Marketing Officer since February 2024 and now serves as New XCF’s Chief Marketing Officer. Prior to becoming XCF’s Chief Marketing Officer in February 2024, he served as Interim Chief Marketing Officer since March 2024 and as Co-Head of Feedstock from November 2023 until March 2024. Mr. Savarese leverages 18 years of experience leading strategic planning, business development, and marketing and communications initiatives within fast-growth businesses operating in East Asia. Mr. Savarese has served as Co-Founder and Chief Executive Officer at The Ricci Group Limited (“Ricci”) since 2009. Mr. Savarese’s responsibilities have included driving strategy, revenue, business growth, and profitability across Ricci’s manufacturing, sales and marketing, distribution, and hospitality businesses, successfully bringing six award-winning brands to market in the packaged coffee and hospitality markets, executing brand and marketing development strategies for both corporate-facing and consumer-facing products, and leading high-performing business management teams operating across more than 40 cities in China. In 2019, a subsidiary company was the recipient of a Transform APAC region silver medal for best visual identity in the FMCG sector. Mr. Savarese earned a Bachelor of Arts in Communication from Loyola University Maryland and was inducted into Lambda Pi Eta, the National Communication Honor Society, in 2006. Mr. Savarese has served on the Board of Directors of The Ricci Group Limited and subsidiaries since 2010 and SinoTaste Technology (Shanghai) Co., Ltd. since 2024.

Pamela M. Abowd

Ms. Pamela M. Abowd served as Legacy XCF’s Chief Accounting officer since April 2025 and now serves as New XCF’s Chief Accounting Officer. Ms. Abowd most recently managed the post-merger accounting and tax integration between Woodside Energy and Tellurian from October 2024 to April 2025. From 2018 to 2024, she served as Vice President, Corporate Controller and Head of Accounting Operations (2022-2024) and Tax Director (2018-2022) at Tellurian. In these roles, she led all aspects of accounting operations, financial reporting, tax accounting and compliance, and ERP system implementation. Prior to Tellurian, Ms. Abowd held senior tax leadership roles at Cheniere Energy from 2009 to 2018, where she oversaw the company’s global tax strategy, ensuring compliance with all tax regulations, and optimized tax efficiencies. She led the tax team and the company’s tax strategy initiatives. She began her career in public accounting at Grant Thornton and UHY Advisors. Ms. Abowd holds a BBA in Accounting and a Master of Accountancy from the University of Houston and is a Certified Public Accountant licensed in Texas.

Jae Ryu

Mr. Jae Ryu served as Legacy XCF’s Head of Land Development since March 2024 and now serves as New XCF’s Head of Land Development. He also served as XCF’s Chief Investment Officer from November 2023 to March 2024, and as XCF’s Interim Chief Financial Officer from July 2024 to February 2025. Mr. Ryu brings over 25 years of extensive experience in finance and real estate at both public and private companies to his most current role at XCF, with a proven track record as an advisor, consultant, and in-house subject expert. Mr. Ryu has experience and expertise in municipal financing, federal subsidized tax credit programs, and strategic initiatives within both the real estate and renewable energy sectors. Notably, Mr. Ryu has facilitated the raising of over $1.5 billion in project development financing. Mr. Ryu has served as Managing Director and Chief of Staff to the Chairman at Crown Power Inc. since September 2022, where he has spearheaded day-to-day operations and established robust operational, accounting, and financial procedures. From 2008 to July 2022, Mr. Ryu served as a Senior Partner at SDC Companies, where he provided professional development, construction, and advisory services. Mr. Ryu’s responsibilities included project financing and structuring, pre-acquisition valuation and due diligence, acquisition and partnership structuring, project pro forma analysis, and relationships with project lenders. Before his time at SDC Companies, Mr. Ryu held the position of Project Manager and Vice President of Corporate Finance at Empire Land in California from 2004 to 2009. In this role, Mr. Ryu oversaw the entire lifecycle of individual projects, from acquisition and entitlement to construction, sales, and project closure. Mr. Ryu earned his Bachelor of Arts in International Business Management - Finance from the University of San Francisco.

Executive Compensation

A description of the compensation of the named executive officers of XCF before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of XCF” beginning on page 215 of the Proxy Statement/Prospectus, which is incorporated into this Item 2.01 by reference.

On February 14, 2025 and April 16, 2025, Legacy XCF entered into employment agreements with its executive officers, certain of which were subject to amendment prior to the closing of the Business Combination. These employment agreements were effective as of February 14, 2025 for Messrs. Dange, Oxley, Surette, Savarese and Ryu and April 16, 2025 for Ms. Abowd. The material terms of the agreements are summarized in (i) the Current Report on Form 8-K of Focus Impact, filed on February 21, 2025, under the caption “XCF Employment Agreements” and (ii) the Current Report on Form 8-K of XCF, filed on June 2, 2025, under the captions “Appointment of Chief Accounting Officer” and “Employment Agreement Amendments,” which descriptions are incorporated by reference into this Item 2.01.

On the Closing Date, New XCF entered into employment agreements with each of its Executive Officers (the “New Employment Agreements”), which became effective upon the closing of the Business Combination. The description of the materials terms of the New Employment Agreements is included in Item 5.02 of this Amendment No. 1 to Current Report on Form 8-K under the caption “Executive Officer Employment Agreements” is incorporated by reference into this Item 2.01.

Legacy XCF also entered into separation agreements with two of its executive officers. The description of the materials terms of these agreements is included in the Current Report on Form 8-K of Legacy XCF, filed on June 2, 2025, under the caption “Departure of Directors and Executive Officers,” which description is incorporated by reference into this Item 2.01.

Board of Directors

Non-Employee Directors

Sanford (Sandy) Cockrell

Mr. Sanford (Sandy) Cockrell is a seasoned strategy and financial executive with over 40 years of experience advising senior executives, management teams, and boards of directors of large multinational companies. His expertise spans complex financial accounting and taxation, corporate strategy, capital deployment, operational execution, and investor and regulatory relations. During his career with Deloitte LLP, from July 1984 to May 2021, Mr. Cockrell served in a variety of key roles, including service on Deloitte’s U.S. and global boards of directors (including as Vice Chair of the U.S. board), as Advisory Partner to several of Deloitte’s largest public company attest clients, as Partner and Global Leader, CXO and Board Programs, as Partner and Global Leader, CFO Program and as Lead Partner of the New York office of the Special Acquisition Services Group. His extensive experience working with c-suite executives and boards allows him to provide key insights into best-in-class executive team execution and valuable interactions with boards of directors. After retiring from Deloitte, from August 2021 to June 2023 he served as Executive Vice President and CFO of Flipt, LLC, where he was responsible for all aspects of financial management and strategy for a next-generation pharmacy benefits manager. In addition, from May 2023 to present, Mr. Cockrell has served as a Client Advisory Council Member for CAPTRUST, where he provides strategic advice regarding coverage and penetrating the professional services marketplace in providing investment advisory services. He earned his B.S. in Business Administration from the University of North Carolina at Chapel Hill and is a member of the American Institute of CPAs. We believe Mr. Cockrell’s extensive leadership in accounting, taxation, corporate governance, financial strategy, and executive advisory makes him well qualified to serve as a member of our Board.

Si-Yeon Kim

Ms. Si-Yeon Kim is an experienced executive and corporate board member, private equity advisor, and global risk expert with over 20 years of experience in M&A, private equity, and international operations across travel, payments, industrials, and decarbonization. She has held leadership roles at American Express, JPMorgan Chase & Co., and Avon, advising public and private boards on risk management, cybersecurity, regulatory compliance, and strategic growth initiatives. From 2014 to 2022, Ms. Kim served as EVP, Chief Risk & Compliance Officer / Executive Chair of ESG for American Express Global Business Travel (Amex GBT), where she played a key role in Amex GBT’s $5.3 billion public listing (NYSE: GBTG), leading $1 billion in capital deployment for digital transformation and M&A integration. She also helped launch the first-ever blockchain-based SAF platform in partnership with Shell Aviation and represented GBT at COP26 to advance corporate climate strategies. Prior to her time with American Express, she served as Chief Compliance Officer, OEP / Assistant General Counsel for One Equity Partners (the private equity arm of JPMorgan Chase & Co.) and as Assistant GC, Global M&A and Corporate Strategy / GC, Avon - Asia Pacific for Avon Products, Inc. Her experience spans IPO preparation, business transformation, governance, and emerging clean technologies. Ms. Kim holds a B.A. from Seoul National University, an A.M. from Harvard University and a J.D from Columbia University Law School. We believe Ms. Kim’s extensive leadership in corporate governance, M&A, and sustainability makes her well qualified to serve as a member of our Board.

Carter McCain

Mr. Carter McCain is a highly accomplished attorney and business leader with a long and distinguished career with over 37 years of experience advising clients on a variety of matters including international business, alternative finance and funding and financial instruments. Mr. McCain is the Founder and is a principal in McCain Law P.A and McCain Family Office since 2015. Mr. McCain has also served since May 2017 as Director and General Counsel of Vermilion LLC, a family-owned private investment company focused on fuel trading and gold arbitrage. In addition, from 2018 to present, Mr. McCain has served as General Counsel and Director of ANS Capital Partners, LLC. Mr. McCain holds a B.S.B.A. from the University of Florida and a J.D. from Stetson University College of Law. We believe his experience in international transactions and investments and his legal expertise makes him well qualified to serve as a member of our Board.

Wray T. Thorn

Mr. Wray Thorn has been a Partner and Co-Founder of Focus Impact Partners, LLC since 2021 and currently serves as the Chief Investment Officer of Focus Impact Acquisition Corp., and prior to the completion of the Business Combination, served as the Chief Investment Officer and director of Focus Impact BH3 Acquisition Company. He also currently serves on the board of DevvStream Corp. Also since 2021, Mr. Thorn has been the Founder and Chief Executive of Clear Heights Capital. From 2012 to 2021, Mr. Thorn was a Managing Director and Chief Investment Officer - Private Investments at Two Sigma Investments, where he architected and led the firm’s private equity, venture capital and impact investment businesses and was a leader in the creation of Hamilton Insurance Group and the incubation of Two Sigma’s insurance technology activities. With approximately three decades of experience as a chief investment officer, investment leader and lead director, Mr. Thorn has firsthand knowledge of investment firm leadership, private investing and company value creation. Mr. Thorn has built and led businesses to source, structure, finance and make private investments, to allocate and risk manage capital across private investment strategies and to help companies, organizations and executives realize their growth and development objectives. Mr. Thorn has also been at the forefront of proactive impact investing principals, putting people first in private investing as well as applying data and technology to innovate private investing. Mr. Thorn also serves as Co-Chair of the Board of Youth, INC and Vice Chair of the Board and Chair of the Investment Committee for Futures and Options, both of which are Non-Profit Organizations. We believe his significant experience and leadership in private equity makes him well qualified to serve as a member of our Board.

Board Composition

As previously disclosed in Item 3.01 of the Current Report on Form 8-K dated September 19, 2025, on September 19, 2025, Anne Anderson, a member of the Board of Directors , and who was also serving as the Board’s Lead Independent Director, notified the Company of her resignation from the Board, for personal reasons, effective September 19, 2025. At the time of her resignation, Ms. Anderson also was serving as a member of the Audit Committee and Nominating and Governance Committee of the Board. Ms. Anderson’s resignation was not the result of any disagreement with the Company on any matter relating to operations, policies or practices of the Company.

Effective September 22, 2025, Mr. Carter B. McCain was appointed to the Board’s Audit Committee and Mr. Sanford Cockrell, III was appointed to the Board’s Nominating and Governance Committee. The size of the Company’s Board was reduced from six to five persons, made up of a majority of independent directors and in accordance with rules of the Nasdaq Stock Market.

New XCF’s business and affairs will be organized under the direction of the Board. The Board consists of five members. Pursuant to the terms of the Business Combination Agreement, the Board was intended to be comprised of nine members, with (i) XCF having the right to designate five of the initial members of the Board, (ii) Focus Impact having the right to designate two of the initial members of the Board and (iii) the other two initial members of the Board being subject to the mutual agreement of XCF and Focus Impact. The parties to the Business Combination subsequently agreed to a Board that would initially be comprised of six members, with (i) XCF having the right to designate four members of the Board, (ii) Focus Impact having the right to designate one member of the Board and (iii) the remaining member of the Board to subject to the mutual agreement of XCF and Focus Impact. As described in Item 1.01 with respect to the Board Agreement, the intent is to expand the Board to nine members and, if their appointment does not conflict with Nasdaq rules concerning board independence, add Mr. Carl Stanton, who is currently serving as a Board observer, and Mr. Gregory R. Surette, who is New XCF’s Chief Strategy Officer and Corporate Secretary, to the Board along with an additional director meeting the independence and other requirements for service on our Board.

Mihir Dange, Si-Yeon Kim and Sanford Cockrell have been designated by XCF. Wray Thorn has been designated by Focus Impact. Carter McCain has been designated by agreement between XCF and Focus Impact. Following these initial designations, as described in Item 1.01 with respect to the Board Agreement, the Sponsor has certain rights to designate up to two member to serve on our Board.

In accordance with the terms of our certificate of incorporation, the Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except that:

●	Class I directors will serve an initial term to expire at our first annual meeting of stockholders (to be held in 2026), and subsequently will be elected to serve three-year terms;

●	Class II directors will serve an initial term to expire at our second annual meeting of stockholders (to be held in 2027), and subsequently will be elected to serve three-year terms; and

●	Class III directors will serve an initial term to expire at our third annual meeting of stockholders (to be held in 2028), and subsequently will be elected to serve three-year terms.

There is no cumulative voting with respect to the election of directors. Subject to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors shall be determined by a plurality of the votes cast by our stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

The directors that will serve in each class are as follows:

●	Class I – Mihir Dange;

●	Class II – Sanford Cockrell and Si-Yeon Kim; and

●	Class III – Wray Thorn and Carter McCain.

Directors will serve for their elected or appointed terms or until their successors are duly elected and qualified or their earlier resignation, retirement or removal. The classification of our Board may have the effect of delaying or preventing potential changes of control in the Board.

Director Independence

Under Nasdaq listing requirements and rules, our Board must be comprised of a majority of independent directors. In addition, subject to certain exception, Nasdaq rules also require that each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee be independent, and our Audit Committee members must also satisfy additional independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our Board has reviewed the composition of the Board and the Audit Committee, Compensation Committee and Nominating and Governance Committee and the independence of each director. Based upon information requested from and provided by each director concerning the director’s background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Sanford Cockrell, Si-Yeon Kim and Carter McCain is an “independent director” under Nasdaq rules and that Sanford Cockrell, Si-Yeon Kim and Carter McCain who will comprise our Audit Committee, also satisfy the independence standards for audit committees established by the SEC. In making such determinations, the Board considered the relationships that each such director has with our company and all other facts and circumstances the Board deemed relevant in determining independence.

Director Compensation

A description of the compensation of the directors of Legacy XCF before the consummation of the Business Combination is set forth in the section of the Proxy Statement/Prospectus titled “Executive and Director Compensation,” on page 215 thereof, which is incorporated into this Item 2.01 by reference.

Non-employee directors of New XCF will receive annual compensation of $150,000 in New XCF Common Stock restricted stock units with 1-year cliff vesting and $100,000 in cash or shares of New XCF Common Stock at the director’s option, with such restricted stock units vesting on the first anniversary of the grant. The annual compensation, including both the cash portion and restricted stock units portion, will be pro-rated during the directors’ first year of service. Non-employee directors will also receive an initial grant of 100,000 New XCF Common Stock restricted stock units, with one-quarter of the units vesting on the anniversary of the grant over four years. The Lead Independent Director, if adopted by XCF, will receive additional annual compensation in the amount of $175,000, which the director may receive in either New XCF Common Stock restricted stock units or cash, at the director’s option. The Chair of the Audit Committee will receive additional annual compensation in the amount of $50,000, the Chair of the Compensation Committee will receive additional annual compensation in the amount of $25,000 and the Chair of the Nominating and Governance Committee will receive additional annual compensation in the amount of $25,000. In each case, the committee Chairs may receive, at his or her option, this additional compensation in New XCF Common Stock restricted stock units or cash.

Although Mr. Thorn is not an employee of New XCF, he will not receive the non-employee director compensation summarized above for so long as the Strategic Consulting Agreement, dated as of February 19, 2025, by and between XCF and the Sponsor, is in effect.

Board Leadership Structure

Mihir Dange, our Chief Executive Officer, will serve as Chair of the Board. The Board will not have a policy regarding whether the role of the Chair of the board and Chief Executive Officer should be separate or combined, and the Board intends to maintain the flexibility to select the Board Chair and Chief Executive Officer and reorganize the leadership structure, from time to time, based on criteria that are in the best interests of New XCF and its stockholders.

Our bylaws provide that at any time when the Chair is not an independent director, the Board may designate a lead independent director. The Board has not currently designated a lead independent director, and in that role, the lead independent director has responsibility for (i) presiding at meetings of the Board at which the Chair is not present, including executive sessions of the independent directors, (ii) approving information sent to the Board, (iii) approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items, (iv) serving as liaison between the Chair and the independent directors, (v) communicating with significant stockholders, when circumstances warrant and (vi) performing such other designated duties as the Board may determine from time to time.

Committees of the Board

We have three standing committees of the Board – an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Committee members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

The Audit Committee consists of Sanford Cockrell, Si-Yeon Kim and Carter McCain. The Board has determined that each member of the Audit Committee meets the “independence” requirements of Nasdaq and Rule 10A-3 under the Exchange Act. The Chair of the Audit Committee is Mr. Cockrell. The Board has determined that each of the members of the Audit Committee meet the applicable financial literacy requirements under Nasdaq and SEC rules and also has determined that Mr. Cockrell qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of the SEC’s Regulation S-K.

The purpose of the Audit Committee is to assist the Board in its oversight of:

●	the quality and integrity of New XCF’s financial statements;

●	the accounting and financial reporting processes, including the effectiveness of New XCF’s internal controls over financial reporting;

●	New XCF’s compliance with legal and regulatory requirements;

●	the quality and integrity of the annual audit, including the independent auditor’s qualifications and independence;

●	the performance of New XCF’s independent auditor; and

●	the design and implementation of New XCF’s internal audit function, and the performance of the internal audit function after it has been established.

The Audit Committee has adopted a charter that is available on New XCF’s website.

Compensation Committee

The Compensation Committee consists of Carter McCain, Sanford Cockrell and Si-Yeon Kim. The Chair of the Compensation Committee is Mr. McCain. The Board has determined that each member of the Compensation Committee meets the “independence” requirements of Nasdaq and that each committee member is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

The purpose of the Compensation Committee is to assist the Board in its oversight of the compensation of New XCF’s executive officers and non-employee directors. Specific responsibilities of the Compensation Committee include:

●	review and approve the goals and objectives with respect to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of the goals and objectives and, based upon this evaluation, and review and set, or make recommendations to the Board regarding the compensation of the Chief Executive Officer;

●	oversee an evaluation of the individuals, other than the Chief Executive Officer, who are “officers” under Rule 16a-1(f) of the Exchange Act, and, after considering such evaluation, will review and set, or make recommendations to the Board regarding the compensation of such officers;

●	review and make recommendations to the Board regarding compensation of the Board’s non-employee directors, including equity-based awards;

●	review and approve New XCF’s overall compensation philosophy and related compensation and benefit programs, policies, and practices;

●	review and approve or make recommendations to the Board regarding New XCF’s incentive compensation, equity- based plans, and other benefit plans; and

●	oversee all matters relating to stockholder approval of executive compensation, including advisory votes on executive compensation (“say-on-pay” votes), the frequency of such votes (“say-when-on-pay” votes), and the appropriate Committee or recommended Board response to such votes.

The Compensation Committee has adopted a charter that is available on New XCF’s website.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Si-Yeon Kim, Sanford Cockrell and Carter McCain. The Chair of the Nominating and Governance Committee is Ms. Kim. The Board has determined that each member of the Nominating and Corporate Governance Committee meets the “independence” requirements of Nasdaq.

●	identify individuals qualified to become members of the Board consistent with criteria approved by the Board and to recommend that the Board select the director nominees for the next annual meeting of stockholders;

●	develop and recommend to the Board a set of Corporate Governance Guidelines;

●	oversee the evaluation of the Board and committees of the Board; and

●	assist the Board with corporate governance matters.

The Nominating and Corporate Governance Committee has adopted a charter that is available on New XCF’s website.

Compensation Committee Interlocks and Insider Participation

None of New XCF’s executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The Audit Committee is responsible for overseeing the management of risks relating to our financial reporting, accounting, and auditing matters, including our major financial risk exposures; cybersecurity and data privacy risk. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board, as well as risks concerning environmental and social matters. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks.

Indemnification of Officers and Directors

New XCF’s bylaws require that we indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, New XCF’s certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

New XCF has entered into indemnification agreements with its directors and executive officers. The information set forth above under Item 1.01 of this Amendment No. 1 to Current Report on Form 8-K regarding the indemnification agreements is incorporated into this Item 2.01 by reference.

Code of Ethics and Business Conduct

The Board has adopted a written Code of Ethics and Business Conduct that applies to our all employees, officers and directors of New XCF, including New XCF’s principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions to the aforementioned officers). A current copy of the Code of Ethics and Business Conduct will be posted on the investor section of our corporate website. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics and Business Conduct on our website rather than by filing a Current Report on Form 8-K.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of New XCF Common Stock, as of September 30, 2025, by:

●	each person known by New XCF to be the beneficial owner of more than 5% of a class of voting securities on September 30, 2025;

●	each of New XCF’s executive officers and directors; and

●	all executive officers and directors of New XCF as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants that are currently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

Subject to the paragraph above, percentage ownership of New XCF Common Stock is based on 159,231,451 shares of XCF Common Stock outstanding which consists of current New XCF Common Stock outstanding as of September 30, 2025 of 153,275,204 and adjusted to reflect subsequent share issuances of 5,956,247 New XCF Common Stock issued under the EEME Agreement and other financing arrangements through the date of this report.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

Name and Address of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	% of Class
Five Percent Holders
RESC Renewables Holdings, LLC(1)(2)	66,936,867	42.04%
Randy Soule(1)(2)	7,951,274	4.99%
GL Part SPV I, LLC(3)(4)	5,530,870	3.47%
GL Part SPV II, LLC(3)(4)	20,588,185	12.93%
EEME Energy SPV I, LLC(5)	5,216,220	3.28%
Directors and Executive Officers (6)
Mihir Dange	12,414,561	7.80%
Simon Oxley	2,896	*
Pamela Abowd(7)	—	*
Jae Ryu	144,960	*
Gregory R. Surette	567,923	*
Gregory P. Savarese	519,021	*
Carter B. McCain(8)	—	*
Sanford Cockrell(8)	—	*
Si-Yeon Kim(8)	—	*
Wray Thorn(9)	257,332	*
All directors and officers as a group (11 persons)	13,906,693	8.73%

*	Less than one percent.

(1)	The business address of RESC Renewables Holdings, LLC is 14830 Kivett Lane, Reno, NV 89521. Randy Soule owns all of the membership interests in RESC Renewables Holdings, LLC and will have sole voting and investment authority over the shares of XCF Common Stock received in the Business Combination.

(2)	The business address of Mr. Soule is 14830 Kivett Lane, Reno, NV 89521. In addition to the shares he received in the Business Combination, Mr. Soule, through his ownership of all of the membership interests in RESC Renewables Holdings, LLC, also beneficially owns the shares of XCF Common Stock received by RESC Renewables Holdings, LLC in the Business Combination.

(3)	The business address of GL Part SPV I, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of GL Part SPV I, LLC and will have sole voting and investment authority over the shares of XCF Comon Stock. GL Part SPV I, LLC owns membership interests in Southeast Renewables, LLC, which also received shares of New XCF Common Stock in the Business Combination as a result of Southeast Renewables, LLC’s ownership of Legacy XCF common stock that was exchanged for shares of XCF Common Stock in the Business Combination. The reported shares include shares of XCF Common Stock issued in the Business Combination as a result of the distribution of Legacy XCF common stock to GL Part SPV I, LLC by Southeast Renewables, LLC.

(4)	The business address of GL Part SPV II, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of GL Part SPV II, LLC and will have sole voting and investment authority over the shares of New XCF Common Stock.. The reported shares include shares of XCF Common Stock issued to GL Part SPV II, LLC in the Business Combination as a result of the distribution of Legacy XCF common stock to GL Part SPV II, LLC by GL Part SPV I, LLC.

(5)	The business address of EEME Energy SPV I, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of GL Part SPV II, LLC and will have sole voting and investment authority over the shares of XCF Common Stock.

(6)	Unless otherwise noted, the business address of each of XCF’s directors and officers 2500 CityWest Boulevard, Suite 150 - 138, Houston, TX 77042.

(7)	Upon closing of the Business Combination, Ms. Abowd received an award of restricted stock units representing 45,000 shares of New XCF Common Stock. The restricted stock units will vest over a period of five years with the first vesting to occur on the first anniversary of the award.

(8)	Each of these member of the Board of Directors will receive an award of restricted stock units representing 100,000 shares of New XCF Common Stock in connection with their joining the Board of Directors immediately following the closing of the Business Combination. The restricted stock units will vest over a period of four years with the first vesting to occur on the first anniversary of the award.

(9)	Following the Business Combination, Focus Impact Partners, LLC beneficially owns 257,332 shares of New XCF Class A Common Stock. Mr. Thorn is a Partner and Co-Founder of Focus Impact Partners, LLC and, as a result, may be deemed to share beneficial ownership of the shares held by Focus Impact Partners, LLC.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” beginning on page 262 of the Proxy Statement/Prospectus and that information is incorporated herein by reference. In addition, the following information is also incorporated herein by reference:

●	Information relating to the Core Company Equityholders Agreement, the Resale Shelf Registration Rights Agreement and the Board Agreement included in Item 1.01 of this Amendment No. 1 to Current Report on Form 8-K;

●	Information in Item 5.02 of this Amendment No. 1 to Current Report on Form 8-K under the caption “Executive Officer Employment Agreements;”

●	Information in Item 1.01 of the Current Report on Form 8-K filed by XCF on June 2, 2025 under the captions “GL Notes” and “Soule Agreement;”

●	Information in Item 5.02 of the Current Report on Form 8-K filed by XCF on June 2, 2025 under the caption “Employment Agreement Amendments;” and

●	Information in Item 8.01 of the Current Report on Form 8-K filed by Focus Impact on February 21, 2025 under the captions “Note with GL Part SPV I, LLC,” “New Rise Closing,” “Consulting Agreement with Focus Impact Partners” and “XCF Employment Agreements.”

In addition, information regarding director independence is included above under “Director Independence” in this Item 2.01.

Legal Proceedings

We have been involved in various claims and legal actions that arose in the ordinary course of business and were not material to our operations or financial results, and in the future we may be a party to various claims and routine litigation arising in the ordinary course of business.

Our subsidiary, New Rise Renewables Reno, LLC (“New Rise Reno”) is involved in certain litigation described below. In addition, as previously disclosed in Item 2.04 to XCF’s Current Report on Form 8-K filed on June 2, 2025, New Rise Reno is involved in certain disputes with a lender and with its landlord under a ground lease. The information included under “Greater Nevada Credit Union Loan” and “Twain Ground Lease” in that Item 2.04 is incorporated herein by reference. The disputes described therein do not currently involve any litigation or other court, arbitration, mediation, administrative or regulatory proceeding.

In March 2024, Polaris Processing, LLC (“Polaris”), which provided operations and maintenance services to New Rise Reno, under an Operations and Maintenances Services Agreement dated May 10, 2022 (the “Services Agreement”), filed an arbitration demand against New Rise Reno due to New Rise Reno’s failure to timely pay invoices and for hiring employees who were subject to the Services Agreement’s non-solicitation provision. In April 2024, Polaris and New Rise Reno settled the disputes and as settlement, New Rise Reno agreed to pay a lump sum settlement to Polaris in the amount of $1.70 million. Subsequent to the settlement, New Rise Reno made all payments through its law firm for settlement of the outstanding amount. In September 2024, New Rise Reno was informed that approximately $0.95 million in payments had not been received by Polaris and remained outstanding. Upon further investigation, New Rise Reno was informed by their legal counsel that wire instruction information provided by their legal counsel was incorrect and compromised as a result of a hack of the legal counsel’s computer system. New Rise Reno’s counsel is in the process of filing insurance claims to cover the payment; however New Rise Reno remains liable for the outstanding payment that remains due to Polaris. On October 11, 2024, Polaris filed a subsequent complaint against New Rise Reno requesting summary judgment on the remaining amount due. No amount has been recorded on New Rise Reno’s balance sheet as it expects to be fully reimbursed by its legal counsel for this matter. However, we cannot assure you that such reimbursement shall take place.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The shares of New XCF Common Stock began trading on the Nasdaq Capital Market under the symbol “SAFX” on June 9, 2025. Prior to June 9, 2025, shares of Class A common stock, warrants and the related units of Focus Impact traded on the OTC Pink market under the symbols “BHAC,” “BHACW” and “BHACU,” respectively.

Immediately following the completion of the Business Combination, New XCF had 149.3 million shares of New XCF Common Stock issued and outstanding, held of record by 524 holders.

Neither Legacy XCF nor New XCF has paid any cash dividends on its capital stock. Any decision of New XCF to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, New XCF’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant.

Recent Sales of Unregistered Securities

On April 17, 2025, Legacy XCF and GL entered into a promissory note (the “April 2025 Promissory Note”) for the gross principal amount of $2,500,000. The April 2025 Promissory Note bears interest of $300,000, is unsecured, and is due at the earlier of (i) 10 business days from the date of Legacy XCF entering into a Qualified Financing Event. In connection with the issuance of the April 2025 Promissory Note, Legacy XCF will issue 5,000,000 shares of its common stock upon confirmation of either assignment of the shares by GL to a third party or GL’s compliance with the Hart-Scott-Rodino Antitrust Improvements Act. In connection with the issuance of the April 2025 Promissory Note, Legacy XCF issued 5,000,000 shares of its common stock to Innovativ based on assignment from GL. At the closing of the Business Combination, the 5,000,000 shares of Legacy XCF common stock issued to Innovativ were automatically converted into shares of New XCF common stock at an exchange ratio of approximately 0.68627. The 5,000,000 Legacy XCF shares converted into 3,431,364 shares of New XCF Class A common stock upon closing.

On May 1, 2025, Legacy XCF and Narrow Road Capital, Ltd. entered into a promissory note (the “Narrow Road Note”) for the gross principal amount of $700,000. The Narrow Road Note bears interest of $140,000, is unsecured, and is due at the earlier of (i) September 30, 2025, or (ii) an event of default (as specified in the Narrow Road Note), if such note is then declared due and payable in writing by the holder. In connection with the issuance of the Narrow Road Note, the holder has the right, but not the obligation, to elect to receive up to 280,000 shares of common stock of the Company, at any time on or before the earlier of (x) the repayment of the Narrow Road Note in full, or (ii) six (6) months from issuance of the Narrow Road Note. This right lapses automatically if not exercised by such date. If such share issuance occurs after the closing of Legacy XCF’s proposed business combination transaction with Focus Impact, the shares to be issued will be calculated based on the finalized conversion ratio applicable to shares of XCF in connection with the business combination closing. On May 30, 2025, Narrow Road elected to receive 500 shares of Legacy XCF stock. On September 10, 2025, Narrow Road elected the right to receive the remaining outstanding 279,500 shares associated with the note which were convertible into 191,813 shares of XCF.

On May 14, 2025, Legacy XCF and Gregory Segars Cribb entered into a promissory note (the “Cribb Note”) for the gross principal amount of $250,000. The Cribb Note bears interest of $50,000, is unsecured, and is due at the earlier of (i) September 30, 2025, or (ii) an event of default (as specified in the Cribb Note), if such note is then declared due and payable in writing by the holder. In connection with the issuance of the Cribb Note, the holder has the right, but not the obligation, to elect to receive up to 100,000 shares of common stock of the Company, at any time on or before the earlier of (x) the repayment of the Cribb Note in full, or (ii) six (6) months from issuance of the Cribb Note. This right lapses automatically if not exercised by such date. If such share issuance occurs after the closing of Legacy XCF’s proposed business combination transaction with Focus Impact, the shares to be issued will be calculated based on the finalized conversion ratio applicable to shares of Legacy XCF in connection with the business combination closing. On May 30, 2025, Gregory Segars Cribb elected to receive 500 shares of Legacy XCF stock. On September 10, 2025, Gregory Segars Cribb elected the right to receive the remaining outstanding 99,500 shares associated with the note were convertible into 68,214 shares of XCF.

The information included in Item 1.01 under “Twain Forbearance Agreement” is incorporated into this Form 10 Information by reference.

The information included in Item 1.01 under “Helena Note” is incorporated into this Form 10 Information by reference.

The information included in Item 1.01 under “EEME Energy Convertible Note Purchase Agreement” is incorporated into this Item 3.02Form 10 Information by reference.

The information included in Item 2.04 under “Twain Forbearance Agreement” is incorporated into this Form 10 Information by reference.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, or the payment of any consideration in connection with the solicitation of an exercise or conversion. The issuances of the shares described above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act , or, in the case of conversions or exercises of securities for Common Stock, Section 3(a)(9) of the Securities Act.

Description of Registrant’s Securities

A description of New XCF’s securities is included in the Proxy Statement/Prospectus in the section “Description of Newco Securities” beginning on page 282 thereof, which is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth above under the section entitled “Financial Information” in this Item 2.01 of this Amendment No. 1 to Current Report on Form 8-K is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

GNCU

As previously disclosed by XCF in Item 2.04 of its Current Report on Form 8-K dated August 6, 2025, New Rise Reno has four notes payable outstanding, in aggregate principal amount of $112,580,000, to Greater Nevada Credit Union (“GNCU”), as the successor to Jefferson Financial Federal Credit Union (the “GNCU Loan”). The GNCU Loan was underwritten by certain guarantees issued by the United States Department of Agriculture under the Biorefinery, Renewable Chemical and Biobased Product Manufacturing Assistance Program, which guaranteed 100% of the principal amount of the notes evidencing the GNCU Loan.

By letter dated August 6, 2025 from counsel to GNCU to New Rise Reno, GNCU notified New Rise Reno of (1) additional events of default under the existing loan documents relating to the GNCU Loan, (2) failure to timely cure the ongoing payment default on the GNCU Loan by the deadline set forth in the demand to cure addressed to New Rise Reno dated March 3, 2025, and (3) the acceleration of the full unpaid balances of the GNCU Loan pursuant to GNCU’s rights under the loan documents relating to the GNCU Loan. The acceleration notice indicated that the amount owing as of August 5, 2025, excluding applicable fees, costs, and penalties, is $130,671,882. Subsequent to the notification, counsel for the Company and counsel for GNCU engaged in discussions regarding the notification, and on August 27, 2025, the Company, on behalf of New Rise Reno and GNCU entered into a Pre-Negotiation Letter outlining the terms under which the parties would engage in discussions for the purpose of entering into letter agreements, meetings, conferences, and written communications with respect to the outstanding default notice and balance due to GNCU. The Pre-Negotiation letter does not obligate any party to take any action with respect to the GNCU Loan and GNCU expressly reserved its rights under the loan documents relating to the GNCU Loan.

On August 27, 2025, the Company and New Rise Reno received a notice from GNCU withdrawing the August 6, 2025 notice of acceleration (the “Notice of Withdrawal”). Besides withdrawing the notice of acceleration, the Notice of Withdrawal specifies that GNCU does not withdraw, modify, or waive the notice of additional events of default and failure to timely cure ongoing payment default set forth in the August 6, 2025 notice of acceleration, which conditions remain in effect. GNCU also does not withdraw or modify the March 6, 2025 demand to cure.

As of September 30, 2025, the amount required to bring the GNCU Loan current is approximately $25,302,788, inclusive of principal and interest, excluding approximately $2,350,030 of penalties/late charges.

The Company is in active discussions with GNCU to resolve the matters addressed in the aforementioned notice and demand to cure to New Rise Reno, including the possibility of a potential forbearance or modified loan payment schedule while the Company seeks and secures financing and ramps-up SAF production so as to generate sufficient cash flows from operations to be able to make payments under the GNCU Loan, including any past due loan payments and penalties. The Company is actively evaluating financing alternatives that, if completed, the Company believes would allow the re-financing of the GNCU Loan and the payments owing the landlord pursuant to the Ground Lease by and between Twain GL XXVIII, LLC, as the landlord, and New Rise Reno, as the tenant, dated March 29, 2022 (the “Ground Lease”) relating to the property on which the New Reno Facility is located. However, there can be no assurance that the Company will be able to reach agreement with GNCU to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow the Company to re-finance the GNCU Loan and Ground Lease payments and also execute our business plan.

Twain Forbearance Agreement

As previously disclosed by XCF in Item 2.04 its Current Report on Form 8-K filed on June 2, 2025, New Rise Renewables Reno, LLC (“New Rise Reno”), a subsidiary of New XCF, and party to a Ground Lease effective as of March 29, 2022 with Twain GL XXVIII, LLC (“Twain”), as the Landlord, has provided notices to New Rise Reno asserting that New Rise Reno is in default of the terms of the Ground Lease for its failure to make certain payments that are due and owing thereunder. On June 11, 2025, New XCF, New Rise Reno and Twain entered into a Forbearance Agreement (the “Twain Forbearance Agreement”), pursuant to which Twain has agreed to forbear from exercising its rights and remedies under the Ground Lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until September 3, 2025, subject to certain conditions and exceptions provided in the Twain Forbearance Agreement. In consideration of Twain’s forbearance, New XCF issued 4,000,000 shares of New XCF Common Stock (the “Landlord Shares”) to Twain and use its reasonable best efforts to file a registration statement on appropriate form with the SEC to register the Landlord Shares for resale. The net proceeds of any sale of the Landlord Shares are to be credited on a dollar-for-dollar basis against any remaining principal, interest, and penalties owed by New Rise Reno to Twain.

As of September 30, 2025, the amount required to satisfy the amounts owing under the Ground Lease totaled $23,719,746, comprised of (i) $15,671,955 of lease payments and (ii) $8,047,791 of late fees and penalties.

The foregoing description of the Twain Forbearance Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which was filed as Exhibit 10.66, to New XCF’s Current Report on Form 8-K dated June 12, 2025, and is incorporated into this Item 2.04 by reference. The information regarding New Rise Reno’s ground lease with Twain included in Item 2.04 of Legacy XCF’s Current Report on Form 8-K filed on June 2, 2025 is incorporated into this Item 2.04 by reference.

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard

As previously disclosed in Item 3.01 of the Current Report on Form 8-K dated August 21, 2025, New XCF was notified by The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was no longer compliant with Nasdaq rule 5250(c)(1) due to the delay in filing the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 (the “Q2 Form 10-Q”).

Under Nasdaq rules, New XCF has 60 calendar days, or until October 20, 2025, to submit a plan to regain compliance. If XCF’s plan is accepted, Nasdaq can grant an exception of up to 180 calendar days from the due date of the Q2 Form 10-Q, or until February 17, 2026, to regain compliance.

The notice had no immediate impact on the listing of the Company’s Class A Common Stock, which will continue to trade on Nasdaq under the symbol “SAFX”. The Company completed its Q2 Form 10-Q and filed such report with the Securities and Exchange Commission on October 16, 2025 returning to compliance with Nasdaq rule 5250(c)(1).

The Nasdaq notification did not directly affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 under “Helena Note” is incorporated into this Item 3.02 by reference. The issuance of the shares of XCF Common Stock under the Helena Note was not registered under the Securities Act, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, because the issuance of the shares does not involve a public offering.

The information included in Item 1.01 under “EEME Energy Convertible Note Purchase Agreement” is incorporated into this Item 3.02 by reference. The issuance of the shares of XCF Common Stock to EEME Energy was not registered under the Securities Act, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, because the issuance of the shares does not involve a public offering.

The information included in Item 2.01 under “Recent Sales of Unregistered Securities” is incorporated into this Item 3.02 by reference. The issuance of the shares of XCF Common Stock under these issuances was not registered under the Securities Act, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, because the issuance of the shares does not involve a public offering.

The information included in Item 2.4 under “Twain Forbearance Agreement” is incorporated into this Item 3.02 by reference. The issuance of the shares of New XCF Common Stock to Twain was not registered under the Securities Act, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, because the issuance of the shares does not involve a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

On June 6, 2025, in connection with the closing of the Business Combination, each of New XCF’s certificate of incorporation and bylaws was amended (the “A&R Charter” and the “A&R Bylaws”), respectively. The material terms of each of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of New XCF’s securities are described in the Proxy Statement/Prospectus in the sections “Description of Newco Securities” and “Comparison of Corporate Governance and Stockholders’ Rights” beginning on pages 282 and 293 thereof, respectively, which are incorporated herein by reference.

Copies of the A&R Charter   and the A&R Bylaws were previously filed as Exhibit 3.1 and Exhibit 3.2 to New XCF’s Current Report on Form 8-K dated June 12, 2025, respectively, and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth above under the “Introductory Note” and in Item 2.01 of this Amendment No. 1 to Current Report on Form 8-K is incorporated herein by reference. As a result of the completion of the Business Combination pursuant to the Business Combination Agreement, a change of control of Focus Impact and NewCo occurred. Following the Business Combination, former Focus Impact public shareholders own approximately 0.0% of the issued and outstanding shares of XCF Common Stock, the Sponsor owns approximately 3.1% of the issued and outstanding shares of New XCF Common Stock, Randy Soule (directly and indirectly) owns approximately 50.1% of the issued and outstanding shares of New XCF Common Stock, GL Part SPV I and II owns approximately 17.5% of the issued and outstanding shares of New XCF Common Stock and Mihir Dange, New XCF’s Chief Executive Officer owns approximately 8.3% of the issued and outstanding shares of New XCF Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

Effective upon the closing of the Business Combination, Wray Thorn resigned as the sole director of NewCo and Mihir Dange, Anne Anderson, Sanford Cockrell, Si-Yeon Kim, Wray Thorn and Carter McCain were appointed as directors of New XCF.

As previously disclosed in Item 3.01 of the Current Report on Form 8-K dated September 19, 2025, on September 19, 2025, Anne Anderson, a member of the Board of Directors (, and who was also serving as the Board’s Lead Independent Director, notified the Company of her resignation from the Board, for personal reasons, effective September 19, 2025. At the time of her resignation, Ms. Anderson also was serving as a member of the Audit Committee and Nominating and Governance Committee of the Board. Ms. Anderson’s resignation was not the result of any disagreement with the Company on any matter relating to operations, policies or practices of the Company.

Effective September 22, 2025, Mr. Carter B. McCain was appointed to the Board’s Audit Committee and Mr. Sanford Cockrell, III was appointed to the Board’s Nominating and Governance Committee. The size of the Company’s Board was reduced from six to five persons, made up of a majority of independent directors and in accordance with rules of the Nasdaq Stock Market.

In addition, effective upon closing of the Business Combination, the following persons were appointed as executive officers of New XCF:

Mihir Dange	Chief Executive Officer
Simon Oxley	Chief Financial Officer
Gregory R. Surette	Chief Strategy Officer and Secretary
Pamela Abowd	Chief Accounting Officer
Gregory P. Savarese	Chief Marketing Officer
Jae Ryu	Head of Land Development

The information set forth in the sections entitled “Directors and Executive Officers,” “Executive Officers,” “Executive Compensation” and “Board of Directors in Item 2.01 of this Amendment No. 1 to Current Report on Form 8-K is incorporated herein by reference.

Executive Officer Employment Agreements

New XCF has entered into employment agreements with its executive officers that became effective immediately following the closing of the Business Combination. The material terms of the agreements are summarized below.

Mihir Dange, Chief Executive Officer

The agreement with Mr. Dange provides for an annual base salary of $825,000 and a target bonus of 100% to 200% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. In connection with the 2025 Equity Incentive Plan, Mr. Dange has the ability to earn 400-700% of base salary in restricted stock units. An initial award of 330,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with New XCF). Mr. Dange will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance and club membership reimbursement. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of XCF, he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the then- current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Upon the closing of the Business Combination, New XCF assumed an obligation to Sky MD, LLC, an entity controlled by Mr. Dange, in the amount of $928,125 relating to contractor services provided prior to Mr. Dange’s signing of an employment agreement with XCF. Such amount shall be payable in cash no later than September 30, 2025, unless New XCF and Sky MD, LLC mutually agree in writing, on or before such date, to extend the payment deadline to no later than December 31, 2025 due to New XCF’s reasonable cash constraints. On October 1, 2025, Mr. Dange and XCF entered into an agreement to extend the payment deadline to December 31, 2025. In addition, within 30 days after the closing of the Business Combination, New XCF shall issue to Sky MD, LLC a grant of restricted shares of New XCF’s Common Stock under the 2025 Equity Incentive Plan in aggregate value equal to the obligation assumed by New XCF for the assumed liability. This grant shall be separate from, and not in lieu of, the assumed liability and be calculated based on the 20 day volume-weighted average price (“VWAP”) of the Common Stock following the closing of the Business Combination. The restricted shares shall vest ratably on a monthly basis over a period of three (3) years and shall be subject to the terms and conditions of the 2025 Equity Incentive Plan and the applicable award agreement. The actual grant provided to Sky MD, LLC was calculated as 387,062 restricted shares based on the 20-day VWAP and the vesting terms were updated to (i) one-sixth (1/6) of the total number of shares shall vest on the six-month anniversary of the grant date, and (ii) the remaining five-sixths (5/6) shall vest in equal monthly installments over the subsequent thirty (30) months effective July 1, 2025

Simon Oxley, Chief Financial Officer

The agreement with Mr. Oxley provides for an annual base salary of $500,000 and a target bonus of 100% to 200% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. He will also receive an initial award of 675,000 restricted stock units, with such restricted stock units to vest over five years (one-fifth of such restricted stock units to vest on each of the succeeding annual anniversaries of the award). In connection with the 2025 Equity Incentive Plan, Mr. Oxley has the ability to earn 300-600% of base salary in restricted stock units. An initial award of 150,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with the Company). Mr. Oxley will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance and club membership reimbursement. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in- control of New XCF) he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in- control of New XCF, he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the then-current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Upon the closing of the Business Combination, New XCF assumed an obligation to Mr. Oxley, in the amount of $41,667 relating to contractor services provided prior to Mr. Oxley’s signing of an employment agreement with XCF. Such amount shall be payable in cash no later than September 30, 2025, unless New XCF and Mr. Oxley mutually agree in writing, on or before such date, to extend the payment deadline to no later than December 31, 2025 due to New XCF’s reasonable cash constraints. On October 1, 2025, Mr. Oxley and XCF entered into an agreement to extend the payment deadline to December 31, 2025. In addition, within 30 days after the closing of the Business Combination, New XCF shall issue to Mr. Oxley a grant of restricted shares of New XCF’s Common Stock under the 2025 Equity Incentive Plan in aggregate value equal to the obligation assumed by New XCF for the assumed liability. This grant shall be separate from, and not in lieu of, the assumed liability and be calculated based on the 20 day volume-weighted average price of the New XCF Common Stock following the closing of the Business Combination. The restricted shares shall vest ratably on a monthly basis over a period of three (3) years and shall be subject to the terms and conditions of the 2025 Equity Incentive Plan and the applicable award agreement. On July 1, 2025, the actual grant provided to Mr. Oxley was calculated as 17,376 restricted shares based on the 20-day VWAP and the vesting terms were updated to (i) one-sixth (1/6) of the total number of shares shall vest on the six-month anniversary of the grant date, and (ii) the remaining five-sixths (5/6) shall vest in equal monthly installments over the subsequent thirty (30) months effective July 1, 2025

Gregory R. Surette, Chief Strategy Officer

The agreement with Mr. Surette provides for an annual base salary of $480,000 and a target bonus of 100% to 200% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. He will also receive an initial award of 300,000 restricted stock units, with such restricted stock units to vest on a monthly basis over three years beginning on July 6, 2026. In connection with the 2025 Equity Incentive Plan, Mr. Surette has the ability to earn 300- 600% of base salary in restricted stock units. An initial award of 144,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with the Company). Mr. Surette will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance and club membership reimbursement. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of New XCF, he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the then- current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits. His agreement also provides that if Mr. Surette changes his duties and is appointed as the Chief Operating Officer, his base salary will be set at $640,000.

Upon the closing of the Business Combination, New XCF assumed an obligation to Remosa, LLC, an entity controlled by Mr. Surette, in the amount of $540,000 relating to contractor services provided prior to Mr. Surette’s signing of an employment agreement with XCF. Such amount shall be payable in cash no later than September 30, 2025, unless New XCF and Remosa, LLC mutually agree in writing, on or before such date, to extend the payment deadline to no later than December 31, 2025 due to New XCF’s reasonable cash constraints. On October 1, 2025, Mr. Surette and XCF entered into an agreement to extend the payment deadline to December 31, 2025. In addition, within 30 days after the closing of the Business Combination, New XCF shall issue to Remosa, LLC a grant of restricted shares of New XCF Common Stock under the 2025 Equity Incentive Plan in aggregate value equal to the obligation assumed by New XCF for the assumed liability. This grant shall be separate from, and not in lieu of, the assumed liability and be calculated based on the 20 day volume-weighted average price of the New XCF Common Stock following the closing of the Business Combination. The restricted shares shall vest ratably on a monthly basis over a period of three (3) years and shall be subject to the terms and conditions of the 2025 Equity Incentive Plan and the applicable award agreement. The actual grant provided to Remosa, LLC was calculated as 225,199 restricted shares based on the 20-day VWAP and the vesting terms were updated to (i) one-sixth (1/6) of the total number of shares shall vest on the six-month anniversary of the grant date, and (ii) the remaining five-sixths (5/6) shall vest in equal monthly installments over the subsequent thirty (30) months effective July 1, 2025

Pamela Abowd, Chief Accounting Officer

The agreement with Ms. Abowd provides for an annual base salary of $300,000 and a target bonus of 50% to 100% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. She will also receive an initial award of 45,000 restricted stock units, with such restricted stock units to vest over five years (one-fifth of such restricted stock units to vest on each of the succeeding annual anniversaries of the award). In connection with the 2025 Equity Incentive Plan, Ms. Abowd has the ability to earn 200-400% of base salary in restricted stock units. An initial award of 60,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with the Company). Ms. Abowd will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of two times her then-applicable base salary plus any unpaid bonus from a previous period and two times the full amount of her target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of New XCF, she will be entitled to severance in the amount of three times her then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of her target bonus for the then- current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Gregory P. Savarese, Chief Marketing Officer

The agreement with Mr. Savarese provides for an annual base salary of $300,000 and a target bonus of 100 to 200% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. He will also receive an initial award of 335,000 restricted stock units, with such restricted stock units to vest on a monthly basis over three years beginning on July 6, 2026. In connection with the 2025 Equity Incentive Plan, Mr. Savarese has the ability to earn 300- 600% of base salary in restricted stock units. An initial award of 90,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with the Company). Mr. Savarese will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of three times his then- applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of New XCF, he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the then-current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Upon the closing of the Business Combination, New XCF assumed an obligation to Cornell Management Group, LLC, an entity controlled by Mr. Savarese, in the amount of $337,500 relating to contractor services provided prior to Mr. Savarese’s signing of an employment agreement with XCF. Such amount shall be payable in cash no later than September 30, 2025, unless New XCF and Cornell Management Group, LLC mutually agree in writing, on or before such date, to extend the payment deadline to no later than December 31, 2025 due to New XCF’s reasonable cash constraints. On October 1, 2025, Mr. Savarese and XCF entered into an agreement to extend the payment deadline to December 31, 2025. In addition, within 30 days after the closing of the Business Combination, New XCF shall issue to Cornell Management Group, LLC a grant of restricted shares of New XCF’s Common Stock under the 2025 Equity Incentive Plan in aggregate value equal to the obligation assumed by New XCF for the assumed liability. This grant shall be separate from, and not in lieu of, the assumed liability and be calculated based on the 20 day volume-weighted average price of the New XCF Common Stock following the closing of the Business Combination. The restricted shares shall vest ratably on a monthly basis over a period of three (3) years and shall be subject to the terms and conditions of the 2025 Equity Incentive Plan and the applicable award agreement. The actual grant provided to Cornell Management Group was calculated as 140,750 restricted shares based on the 20-day VWAP and the vesting terms were updated to (i) one-sixth (1/6) of the total number of shares shall vest on the six-month anniversary of the grant date, and (ii) the remaining five-sixths (5/6) shall vest in equal monthly installments over the subsequent thirty (30) months

Jae Ryu, Head of Land Development

The agreement with Mr. Ryu provides for an annual base salary of $200,000 and a target bonus of 50% to 100% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. In connection with the 2025 Equity Incentive Plan, Mr. Ryue has the ability to earn 200-400% of base salary in restricted stock units. An initial award of 40,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with the Company). Mr. Ryu will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of 12 months of his then-applicable base salary plus any unpaid bonus from a previous period and the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of New XCF, he will be entitled to severance in the amount of two times his then- applicable base salary plus any unpaid bonus from a previous period and the full amount of his target bonus for the then-current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Upon the closing of the Business Combination, New XCF assumed an obligation to WT Real Estate Advisors LLC, an entity controlled by Mr. Ryu, in the amount of $357,707 relating to contractor services provided prior to Mr. Ryu’s signing of an employment agreement with XCF. Such amount shall be payable in cash no later than September 30, 2025, unless New XCF and WT Real Estate Advisors LLC mutually agree in writing, on or before such date, to extend the payment deadline to no later than December 31, 2025 due to New XCF’s reasonable cash constraints. On October 1, 2025, Mr. Ryu and XCF entered into an agreement to extend the payment deadline to December 31, 2025. In addition, within 30 days after the closing of the Business Combination, New XCF shall issue to WT Real Estate Advisors LLC a grant of restricted shares of New XCF’s Common Stock under the 2025 Equity Incentive Plan in aggregate value equal to the obligation assumed by New XCF for the assumed liability. This grant shall be separate from, and not in lieu of, the assumed liability and be calculated based on the 20 day volume-weighted average price of the New XCF Common Stock following the closing of the Business Combination. The restricted shares shall vest ratably on a monthly basis over a period of three (3) years and shall be subject to the terms and conditions of the 2025 Equity Incentive Plan and the applicable award agreement. The actual grant provided to WT Real Estate Advisors LLC was calculated as 149,177 restricted shares based on the 20-day VWAP and the vesting terms were updated to (i) one-sixth (1/6) of the total number of shares shall vest on the six-month anniversary of the grant date, and (ii) the remaining five-sixths (5/6) shall vest in equal monthly installments over the subsequent thirty (30) months effective July 1, 2025

A copy of each of these employment agreements were previously filed as Exhibits 10.57, 10.58, 10.59, 10.60, 10.61 and 10.62 to New XCF’s Current Report on Form 8-K on June 12, 2025, and are incorporated herein by reference, and the foregoing descriptions of the employment agreements are qualified in their entirety by reference thereto.

Separation Agreements

Legacy XCF also entered into separation agreements with two of its executive officers. The description of the materials terms of these agreements is included in the Current Report on Form 8-K of Legacy XCF, filed on June 2, 2025, under the caption “Departure of Directors and Executive Officers,” which description is incorporated by reference into this Item 5.02.

2025 Equity Incentive Plan

In connection with the closing of the Business Combination, NewCo adopted the XCF Global, Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”), which is described in the section of the Proxy Statement/Prospectus titled “Equity Benefit Plans – 2025 Equity Incentive Plan” beginning on page 217 thereof, which is incorporated into this Item 5.02 by reference. A copy of the 2025 Equity Incentive Plan was previously filed as Exhibit 10.63 to New XCF’s Current Report on Form 8-K on June 12, 2025, and is incorporated herein by reference.

2025 Employee Stock Purchase Plan

In connection with the closing of the Business Combination, NewCo adopted the XCF Global, Inc. 2025 Employee Stock Purchase Plan (the “2025 ESPP”), which is described in the section of the Proxy Statement/Prospectus titled “Equity Benefit Plans – 2025 Employee Stock Purchase Plan beginning on page 220 thereof, which is incorporated into this Item 5.02 by reference. A copy of the 2025 ESPP was previously filed as Exhibit 10.64 to New XCF’s Current Report on Form 8-K on June 12, 2025, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Amendment No. 1 to Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 8, 2025, the New XCF board of directors approved and adopted a Code of Ethics and Business Conduct applicable to all employees, officers and directors of New XCF, including New XCF’s principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions to the aforementioned officers). A copy of the Code of Ethics and Business Conduct was previously filed as Exhibit 14.1 to New XCF’s Current Report on Form 8-K filed on June 12, 2025, and is incorporated herein by reference

Item 5.06 Change in Shell Company Status.

As a result of the completion of the Business Combination, each of Focus Impact and NewCo ceased being a shell company. The material terms of the Business Combination are described in the Proxy Statement/Prospectus in the section “Proposal No. 1 - The Business Combination Proposal” beginning on page 135 of the Proxy Statement/Prospectus, which is incorporated herein by reference. In addition, the information set forth in the “Introductory Note” and under Item 2.01 of this Amendment No. 1 to Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 6, 2025, Legacy XCF and Focus Impact issued a joint press release announcing the consummation of the Business Combination. A copy of the press release is filed as Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K and is incorporated herein by reference.

On June 9, 2025, New XCF issued a press release announcing that New XCF Common Stock would begin trading at market open today on the Nasdaq Capital Market on June 9, 2025 under the ticker symbol “SAFX.” A copy of the press release is filed as Exhibit 99.2 to this Amendment No. 1 to Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed consolidated financial statements of XCF Global, Inc. as of June 30, 2025 and for the three and six month period ended June 30, 2025 and 2024 are included as Exhibit 99.4 to this Amendment No. 1 to Current Report and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of XCF Global, Inc. for the three and six month period ended June 30, 2025 are included as Exhibit 99.5 to this Amendment No. 1 to Current Report and is incorporated herein by reference.

The audited consolidated financial statements of XCF Global Capital, Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 and the related notes are included as Exhibits 99.4 to this Amendment No. 1 to Current Report and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of XCF Global Capital, Inc. for the year ended December 31, 2024 are included as Exhibit 99.6 to this Amendment No. 1 to Current Report and is incorporated herein by reference.

The audited consolidated financial statements of New Rise Renewables, LLC and Subsidiary as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 and the related notes are included as Exhibits 99.7 to this Amendment No. 1 to Current Report and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of New Rise Renewables, LLC and Subsidiary for the year ended December 31, 2024 are included as Exhibit 99.8 to this Amendment No. 1 to Current Report and is incorporated herein by reference.

Additionally, the information set forth in Item 2.01 of this Amendment No. 1 to Current Report under the section entitled “Financial Information” is incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of New XCF as of June 30, 2025, for the six-month period ended June 30, 2025, and for the year ended December 31, 2024, is attached as Exhibit 99.9 and is incorporated herein by reference.

Additionally, the information set forth in Item 2.01 of this Amendment No. 1 to Current Report under the section entitled “Financial Information” is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1+	Business Combination Agreement, dated March 11, 2024, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on March 12, 2024)
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of November 29, 2024, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on December 5, 2024)
2.3	Amendment No. 2 to the Business Combination Agreement, dated as of April 4, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on April 7, 2025)
2.4	Amendment No. 3 to the Business Combination Agreement, dated as of April 4, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
2.5	Waiver of Closing Conditions dated as of June 5, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 6, 2025)
2.6	Membership Interest Purchase Agreement by and among RESC Renewables Holdings, LLC and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.24 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.7	Membership Interest Purchase Agreement by and among Randy Soule and GL Part I SPV, LLC and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.25 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.8	Security Agreement-Pledge between XCF Global Capital, Inc. and RESC Renewables Holdings, LLC (incorporated by reference to Exhibit 10.26 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.9+	Asset Purchase Agreement by and between XCF Global Capital, Inc. and Good Steward Biofuels FL, LLC (incorporated by reference to Exhibit 10.27 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.10+	Asset Purchase Agreement by and between XCF Global Capital, Inc. and Southeast Renewables LLC (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

3.1	Amended and Restated Certificate of Incorporation of XCF Global, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
3.2	Amended and Restated Bylaws of XCF Global, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.2	Warrant Agreement dated as of October 4, 2021 between Focus Impact BH3 Acquisition Company (formerly known as Crixus BH3 Acquisition Company) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on October 7, 2021)
4.3	Warrant Assignment and Assumption Agreement (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.1+**	License Agreement by and between Axens North America, Inc. and New Rise Renewables Reno, LLC (incorporated by reference to Exhibit 10.30 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.2+**	Operation and Maintenance Agreement (Reno, Nevada Facilities) by and between Orion Plant Services, Inc., and New Rise Renewables Reno, LLC (incorporated by reference to Exhibit 10.31 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.3**	Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.32 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.4	Addendum 1 to Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.33 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.5	Addendum 2 to Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.34 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.6	Addendum 3 to Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.35 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.7	Addendum 4 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.36 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.8	Addendum 5 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.37 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.9**	Addendum 6 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.38 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.10**	Addendum 7 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.39 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.11+**	Development Services Contract for Sustainable Aviation Fuel Facility between New Rise SAF Renewables LLC and Encore Management and Consulting LLC (incorporated by reference to Exhibit 10.40 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.12+**	Construction Services Contract for Plant Conversion to ‘SAF’ (Sustainable Aviation Fuel) between New Rise Renewables Reno, LLC and Encore DEC LLC (incorporated by reference to Exhibit 10.41 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.13+**	Purchase and Sale Agreement by and between Twain GL XXVIII, LLC, as Buyer, and New Rise Renewables Reno, LLC (f/k/a Ryze Renewables Reno, LLC), as Seller (incorporated by reference to Exhibit 10.42 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.14+**	Ground Lease by and between Twain GL XXVIII, LLC, as Landlord and New Rise Renewables Reno, LLC, as Tenant (incorporated by reference to Exhibit 10.43 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.15+**	Loan Agreement, effective as of December 6, 2017, by and between Jefferson Financial Federal Credit Union, as Lender, Ryze Renewables Reno, LLC, , as Borrower and Ryze Renewables, LLC, as Guarantor (incorporated by reference to Exhibit 10.44 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.16	Promissory Note 1A, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.45 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.17	Promissory Note 1B, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.46 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.18	Promissory Note 2A, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.47 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.19	Promissory Note 2B, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.48 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.20	Convertible Promissory Note dated November 15, 2024 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.50 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.21	Convertible Promissory Note dated December 6, 2024 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.51 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.22	Convertible Promissory Note dated December 31, 2024 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.52 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.23	Convertible Promissory Note dated January 14, 2025 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.53 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.24	Convertible Promissory Note dated January 14, 2025 between XCF Global Capital, Inc., as Maker, and Focus Impact Partners, LLC, as Holder (incorporated by reference to Exhibit 10.54 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.25	Convertible Promissory Note dated January 14, 2025 between XCF Global Capital, Inc., as Maker, and Sky MD, LLC, as Holder (incorporated by reference to Exhibit 10.55 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.26	Promissory Note dated February 13, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.27	Promissory Note dated February 19, 2025 between XCF Global Capital, Inc. as Maker, and RESC Renewables Holdings, LLC, as Holder (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

10.28	Simon Oxley Employment Term Sheet (incorporated by reference to Exhibit 10.56 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.29	Strategic Consulting Agreement dated February 19, 2025, between XCF Global Capital, Inc. and Focus Impact Partners, LLC (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.30	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Mihir Dange (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.31	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Simon Oxley (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.32	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory Surette (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.33	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory Savarese (incorporated by reference to Exhibit 99.7 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.34	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jae Ryu (incorporated by reference to Exhibit 99.8 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.35	First Amendment, dated April 17, 2025, to Promissory Note dated February 13, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.36	Promissory Note dated April 17, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.37	Promissory Note dated January 31, 2025, between XCF Global Capital, Inc. as Maker, and Innovativ Media Group, Inc., as Holder (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.38	First Amendment, dated April 17, 2025, to Promissory Note dated January 31, 2025, between XCF Global Capital, Inc. as Maker, and Innovativ Media Group, Inc., as Holder (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.39	Promissory Note dated May 1, 2025, between XCF Global Capital, Inc. as Maker, and Narrow Road Capital, Ltd., as Holder (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.40	Promissory Note dated May 14, 2025, between XCF Global Capital, Inc. as Maker, and Gregory Segars Cribb, as Holder (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.41	Purchase Agreement dated May 30, 2025, by and between Helena Global Investment Opportunities I Ltd, Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.42	Promissory Note dated May 30, 2025, by and between Focus Impact BH3 NewCo, Inc., aa Borrower, XCF Global Capital, Inc. and Helena Global Investment Opportunities I Ltd (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.43	Share Issuance Agreement dated as of May 30, 2025 between XCF Global Capital, Inc. and Randall Soule (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.44	Employment Agreement dated April 16, 2025, between XCF Global Capital, Inc. and Pamela M. Abowd (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.45	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jonathan Seeley. (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.46	Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jonathan Seeley (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.47	Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory R. Surette (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.48	Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory P. Savarese (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.49	Separation Agreement between XCF Global Capital, Inc. and Joseph F. Cunningham (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.50	Separation Agreement between XCF Global Capital, Inc. and Stephen Goodwin (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.51	Registration Rights Agreement dated as of June 6, 2025 by and among XCF Global, Inc., Focus Impact BHAC Sponsor, LLC, and the Core Equityholders named therein (incorporated by reference to Exhibit 10.51 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.52	Resale Shelf Registration Rights Agreement dated as of June 6, 2025 by and among XCF Global, Inc. and the Holders named therein (incorporated by reference to Exhibit 10.52 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.53	Agreement Regarding Board Nomination Rights dated as of June 6, 2025 by and between XCF Global, Inc. and Focus Impact BHAC Sponsor, LLC (incorporated by reference to Exhibit 10.53 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.54	Form of Voting Agreement (incorporated by reference to Exhibit 10.54 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)

10.55	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.55 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.56	Form of Lock-up Waiver Agreement (incorporated by reference to Exhibit 10.56 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.57	Employment Agreement between XCF Global, Inc. and Mihir Dange (incorporated by reference to Exhibit 10.57 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.58	Employment Agreement between XCF Global, Inc. and Simon Oxley (incorporated by reference to Exhibit 10.58 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.59	Employment Agreement between XCF Global, Inc. and Gregory Surette (incorporated by reference to Exhibit 10.59 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.60	Employment Agreement between XCF Global, Inc. and Gregory Savarese (incorporated by reference to Exhibit 10.60 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.61	Employment Agreement between XCF Global, Inc. and Pamela Abowd (incorporated by reference to Exhibit 10.61 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.62	Employment Agreement between XCF Global, Inc. and Jae Ryu (incorporated by reference to Exhibit 10.62 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.63	2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.63 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.64	2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.64 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.65	Employment Agreement between XCF Global, Inc. and Jonathan Seeley (incorporated by reference to Exhibit 10.65 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.66	Forbearance Agreement by and between Twain GL XXVIII, LLC, New Rise Renewables Reno, LLC and XCF Global, Inc. (incorporated by reference to Exhibit 10.66 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)

10.67	Amendment No. 1, dated as of July 10, 2025, to Promissory Note dated May 30, 2025, by and between Focus Impact BH3 NewCo, Inc., aa Borrower, XCF Global Capital, Inc. and Helena Global Investment Opportunities I Ltd (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on July 10, 2025)
10.68	Amendment dated July 10, 2025 Share Issuance Agreement dated as of May 30, 2025 between XCF Global Capital, Inc. and Randall Soule (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on July 10, 2025)
10.69	Convertible Note Purchase Agreement, dated as of July 29, 2025 by and between XCF Global, Inc. and EEME Energy SPV I LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on August 01, 2025)
14.1	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
19.1	Insider Trading Policy (incorporated by reference to Exhibit 19.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
99.1	Press Release dated June 6, 2025, announcing closing of the Business Combination (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
99.2	Press Release dated June 9, 2025, announcing first day of trading of XCF Global Class A Common Stock on Nasdaq (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
99.3	Business Overview – XCF Global Inc.
99.4	Audited Consolidated Financial Statements of XCF Global Capital, Inc. as of December 31, 2024 and 2023 and for the Years Ended December 31, 2024 and 2023 and Unaudited Condensed Consolidated Financial Statements of XCF Global, Inc. as of June 30, 2025 and for the Three and Six month Period Ended June 30, 2025 and 2024
99.5	Management’s Discussion and Analysis of Financial Condition and Results of Operations of XCF Global, Inc. for the Three and Six Month Period Ended June 30, 2025
99.6	Management’s Discussion and Analysis of Financial Condition and Results of Operations of XCF Global Capital, Inc. for the Year Ended December 31, 2024
99.7	Audited Consolidated Financial Statements of New Rise Renewables, LLC and Subsidiary as of December 31, 2024 and 2023 and for the Years Ended December 31, 2024 and 2023
99.8	Management’s Discussion and Analysis of Financial Condition and Results of Operations of New Rise Renewables, LLC and Subsidiary for the year ended December 31, 2024
99.9	Unaudited Pro Forma Condensed Combined Financial Information of New XCF as of June 30, 2025, and for the Six-month period ended June 30, 2025, and for the Year Ended December 31, 2024,
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**	Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted (indicated by “[***]”) as the registrant has determined that the omitted information (i) is not material and (ii) the type of information that the registrant customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

	By:	/s/ Mihir Dange
	Name:	Mihir Dange
	Title:	Chief Executive Officer

Date: October 20, 2025